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                                                                    Exhibit 23.1

                                    CONSENT

      We hereby consent to the references to this firm and our opinions in, and the inclusion of our opinions as exhibits to: the Registration Statement on Form SB-2 filed by New England Bancshares, Inc. (the "Company"), and all amendments thereto; in the Form H-(e)1-S for the Company, and all amendments thereto; in the Form MHC-1 Notice of Mutual Holding Company Reorganization filed by Enfield Federal Savings and Loan Association (the "Association"), and all amendments thereto; and in the Form MHC-2 Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company relating to the reorganization of the Association into a two-tier mutual holding company structure and the concurrent minority stock offering of the Company.


                                    /s/ Muldoon Murphy & Faucette LLP
                                    MULDOON MURPHY & FAUCETTE LLP

Dated this 15th day of
 February 2002